Exhibit 99.1

Audience Announces Fourth Quarter and Calendar Year 2012

Financial Results

MOUNTAIN VIEW, Calif. – January 31, 2013 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced its fourth quarter and calendar year 2012 financial results.

Revenue for the fourth quarter of 2012 was $38.7 million, compared with $18.0 million for the same period in 2011. As reported under U.S. generally accepted accounting principles (GAAP), fourth quarter 2012 net income was $3.1 million, or $0.14 per diluted share based on weighted average shares outstanding of 22.5 million. GAAP net income for the fourth quarter of 2012 included a $1.2 million income tax benefit from the release of a valuation allowance against Audience’s deferred tax asset. This compares with a GAAP net loss of $5.6 million, or $(5.56) per diluted share based on weighted average shares outstanding of 1.0 million, for the same period in 2011. Gross margin on a GAAP basis for the fourth quarter of 2012 was 53.8% of revenue, compared to 44.5% of revenue for the same period in 2011.

Revenue for calendar year 2012 was $143.9 million, compared with $97.7 million for 2011. Net income for calendar year 2012 was $15.2 million, or $0.63 per diluted share based on weighted average shares outstanding of 15.7 million, compared to net income of $8.3 million, or $0.14 per diluted share based on weighted average shares outstanding of 3.4 million for 2011.

Using Audience’s non-GAAP measure defined below, non-GAAP net income for the fourth quarter of 2012 was $3.2 million, or $0.14 per diluted share based on weighted average shares outstanding of 22.5 million. This compares with a non-GAAP net loss of $4.8 million, or $(4.70) per diluted share based on weighted average shares outstanding of 1.0 million, for the same period in 2011. Gross margin on a non-GAAP basis for the fourth quarter of 2012 was 54.0% of revenue, compared to 44.6% of revenue for the same period in 2011. For calendar year 2012, non-GAAP net income was $18.0 million, or $0.88 per diluted share based on weighted average shares outstanding of 20.6 million, compared to 2011 non-GAAP net income of $10.5 million, or $0.79 per diluted share based on weighted average shares outstanding of 3.4 million.

“In the final quarter of 2012, we continued to execute our strategy to provide a compelling voice user experience on leading global mobile platforms, with ongoing adoption of our technology in exciting new mobile devices around the world, including the Motorola Razr I, Google’s Nexus 10 tablet, the Huawei Ascend D2 and BBK’s vivo X1,” said Peter Santos, president and chief executive officer. “As we expand our earSmart voice and audio capabilities, and continue to diversify our business in this fast growing market, we look forward to the opportunity ahead of us in 2013.”

“In a challenging quarter for the industry, our top line and bottom line achieved results above guidance,” said Kevin Palatnik, chief financial officer. “With that strong end to the year, and anticipated growth in the first quarter, we believe we are well-positioned for 2013.”

The following statements are based on current expectations. These statements are forward looking and actual results may differ materially.

Business Outlook

For the first quarter of 2013, the company expects total revenue to be in the range of $43 to $46 million. First quarter GAAP gross margin is expected to be in the range of 53% to 56%. First quarter GAAP net income, which includes $1.1 million of expected stock based compensation expense and $0.7 million of non-cash rent expense, is expected to be in the range of $1.9 to $2.9 million, or $0.08 to $0.12 per diluted share on approximately 23.2 million diluted weighted average shares outstanding.

First quarter non-GAAP gross margin is expected to be in the range of 53% to 56%. First quarter non-GAAP net income is expected to be in the range of $3.7 to $4.7 million, or $0.15 to $0.19 per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Quarterly Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a fourth quarter 2012 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-3199 (toll free) or 1-253-237-1247 (international). The passcode is 87087101. A live and archived webcast of the call will be available on Audience’s website at http://investor.audience.com/ for 30 days.

Audience expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Audience may reiterate the business outlook published in this press release. At the same time, Audience will keep this press release, including the business outlook, publicly available on its website.

Beginning March 15, 2013, Audience will observe a Quiet Period during which Audience’s representatives will not comment on Audience’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Audience’s First Quarter 2013 Earnings Release is published, which is currently scheduled for May 2, 2013.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as gross margin, net income and earnings per share information for the three months and year ended December 31, 2012 and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Stock warrant revaluation expense is related to preferred stock warrants outstanding that had to be revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations as preferred stock warrant revaluation represents a non-cash expense.

On June 5, 2012, Audience entered into a lease agreement for its future corporate headquarters facility in Mountain View, CA. The facility is in the process of being constructed. Pursuant to the lease agreement, the lease falls under “build-to-suit” accounting treatment and therefore, in accordance with accounting for the effect of lessee involvement in asset construction, the company is considered to be the owner of the real estate project during the construction period. As such, Audience recorded an asset for construction in progress for incurred construction costs, and a liability for those costs that are not funded by the company. Additionally, the rent costs associated with the ground lease during construction was recorded to the income statement. This rent cost is a non-cash charge that the company excluded from its non-GAAP net income.

During the fourth quarter of 2012, Audience’s non-GAAP net income also excluded the effect of an income tax benefit associated with the release of a valuation allowance against Audience’s deferred tax assets. Audience believes it is useful to exclude the tax benefit associated with the release of this valuation allowance as Audience does not expect releases in the valuation allowance of the magnitude recorded in the fourth quarter of 2012 to be recorded frequently.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2012, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent and diversification of our customer base are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our dependence on a single OEM, Samsung, for a substantial portion of our revenue; the transition our relationship with Apple, Inc. is undergoing; our need to maintain and expand our existing relationships with our OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; competition in the market for our products; our ability to enter end user product markets, such as notebooks and smart TVs, as well as new geographic markets; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty as to whether any given OEM’s products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on fourth parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leader in advanced voice and audio processing for mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

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ADNC-F

For more information, contact:

Investors and Shareholders

The Blueshirt Group

Suzanne Craig	or	Melanie Friedman
415-217-4962		415-217-4964
suzanne@blueshirtgroup.com		melanie@blueshirtgroup.com

Media and Industry Analysts

Diane Vanasse

408-242-0027

dvanasse@audience.com

Audience, Inc.

Condensed consolidated balance sheets

(in thousands)

(unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$109,606	$15,983
Restricted cash	—	40
Marketable securities	18,032	—
Accounts receivable, net	12,926	8,465
Inventories	13,266	20,242
Prepaid expenses and other current assets	3,669	2,659

Total current assets	157,499	47,389
Property and equipment, net	11,801	2,237
Other noncurrent assets	1,009	69
Restricted cash - noncurrent portion	170	170

Total assets	$170,479	$49,865

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Equipment leasing	$—	$103
Accounts payable	9,745	7,711
Accrued and other current liabilities	9,228	4,405
Deferred credits and income	285	474
Financing obligation for construction in progress	5,290	—

Total current liabilities	24,548	12,693
Deferred rent - noncurrent portion	—	132
Convertible preferred stock warrant liability	—	1,137
Taxes payable - noncurrent	376	—

Total liabilities	24,924	13,962

Convertible preferred stock	—	74,348
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	21	1
Additional paid-in capital	172,461	3,732
Accumulated other comprehensive income (loss)	3	(31)
Accumulated deficit	(26,930)	(42,147)

Total stockholders’ equity (deficit)	145,555	(38,445)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$170,479	$49,865

Audience, Inc.

Condensed consolidated statements of comprehensive income

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Revenue:
Hardware	$34,462	$17,952	$107,267	$97,668
Licensing	4,227	—	36,638	—

Total revenue	38,689	17,952	143,905	97,668

Cost of revenue	17,855	9,962	62,247	45,707

Gross profit	20,834	7,990	81,658	51,961
Operating expenses:
Research and development	8,473	6,973	31,520	21,578
Selling, general and administrative	10,498	6,367	35,271	21,237

Total operating expenses	18,971	13,340	66,791	42,815

Income (loss) from operations	1,863	(5,350)	14,867	9,146
Interest income (expense), net	74	(3)	164	(8)
Other income (expense), net	(82)	(286)	(586)	(843)

Income (loss) before income taxes	1,855	(5,639)	14,445	8,295
Income tax benefit	1,204	—	772	—

Net income (loss)	$3,059	$(5,639)	$15,217	$8,295

Net income (loss) per share:
Basic	$0.15	$(5.56)	$0.71	$0.16

Diluted	$0.14	$(5.56)	$0.63	$0.14

Weighted average shares used in computing net income (loss) per share:
Basic	20,587	1,014	13,377	948

Diluted	22,460	1,014	15,687	3,384

Other comprehensive income (loss):
Foreign currency translation adjustments	$—	$(18)	$31	$(59)
Unrealized gain on marketable securities	3	—	3	—

Net comprehensive income (loss)	$3,062	$(5,657)	$15,251	$8,236

Audience, Inc.

Consolidated statements of operations

GAAP to Non-GAAP net income reconciliation

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

GAAP net income (loss)	$3,059	$(5,639)	$15,217	$8,295
Stock-based compensation	944	606	3,134	1,390
Non-cash rent expense	431	—	579	—
Revaluation of warrant liability	—	267	290	823
Valuation allowance	(1,225)	—	(1,225)	—

Non-GAAP net income (loss)	$3,209	$(4,766)	$17,995	$10,508

Audience, Inc.

Unaudited computation of GAAP earnings per share

(in thousands, except for per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Computation of GAAP net income (loss) per share:
GAAP net income (loss)	$3,059	$(5,639)	$15,217	$8,295
Non-cumulative dividends to preferred stockholders	—	—	(2,247)	(5,993)
Undistributed earnings allocated to preferred stockholders	—	—	(3,481)	(2,148)

Net income (loss), basic	3,059	(5,639)	9,489	154
Adjustments to net income (loss) for preferred anti-dilutive	—	—	390	315

Net income (loss), diluted	$3,059	$(5,639)	$9,879	$469

Weighted average shares used in computing net income (loss) per share:
Basic	20,587	1,014	13,377	948

Diluted	22,460	1,014	15,687	3,384

Net income (loss) per share:
Basic	$0.15	$(5.56)	$0.71	$0.16

Diluted	$0.14	$(5.56)	$0.63	$0.14

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted earnings per share

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012		2011
GAAP net income (loss)	$3,059	$(5,639)	$15,217		$8,295
Non-cumulative dividends to preferred stockholders	—	—	(2,247	)(B)	(5,993)
Undistributed earnings allocated to preferred stockholders	—	—	(3,481)		(2,148)

GAAP net income (loss) - basic	3,059	(5,639)	9,489		154
Adjustment to two-class method diluted net income (loss)	—	—	390		315

GAAP net income (loss) - diluted	3,059	(5,639)	9,879		469
Non-GAAP adjustments:
Stock-based compensation	944	606	3,134		1,390
Non-cash rent expense	431	—	579		—
Revaluation of warrant liability	—	267	290		823
Valuation allowance	(1,225)	—	(1,225)		—
Non-GAAP as if converted method	—	—	5,338	(A)	—

Non-GAAP net income (loss) - diluted	$3,209	$(4,766)	$17,995		$2,682

GAAP - diluted weighted average shares	22,460	1,014	15,687		3,384

Non-GAAP - diluted weighted average shares	22,460	1,014	20,558		3,384

GAAP - diluted net income (loss) per share	$0.14	$(5.56)	$0.63		$0.14
Non-GAAP adjustments:
Stock-based compensation	0.04	0.60	0.15		0.41
Non-cash rent expense	0.02	—	0.03		—
Revaluation of warrant liability	—	0.26	0.02		0.24
Valuation allowance	(0.06)	—	(0.06)		—
Non-GAAP as if converted method	—	—	0.11	(B)	—

Non-GAAP - diluted net income (loss) per share	$0.14	$(4.70)	$0.88		$0.79

(A)	For the twelve months ended December 31, 2012, non-GAAP net income was adjusted by $5,338 to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented.
(B)	For the twelve months ended December 31, 2012, non-GAAP diluted EPS was computed to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented. Therefore to bridge the GAAP to non-GAAP EPS the $2,247 non-cumulative dividends to preferred stockholders should not be allocated to stockholders.

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income (loss)

(in thousands, except per share data)

(unaudited)

	Three months ended December 31, 2012				Three months ended December 31, 2011
	Reported GAAP	Adjustments		Non-GAAP	Reported GAAP	Adjustments		Non-GAAP

Revenue:
Hardware	$34,462	$—		$34,462	$17,952	$—		$17,952
Licensing	4,227	—		4,227	—	—		—

Total revenue	38,689	—		38,689	17,952	—		17,952

Cost of revenue	17,855	(45	)(A)	17,810	9,962	(24	)(B)	9,938

Gross profit	20,834	45		20,879	7,990	24		8,014
Operating expenses:
Research and development	8,473	(565	)(A)	7,908	6,973	(132	)(B)	6,841
Selling, general and administrative	10,498	(765	)(A)	9,733	6,367	(450	)(B)	5,917

Total operating expenses	18,971	(1,330)		17,641	13,340	(582)		12,758

Income (loss) from operations	1,863	1,375		3,238	(5,350)	606		(4,744)
Interest income (expense), net	74	—		74	(3)	—		(3)
Other income (expense), net	(82)	—		(82)	(286)	267	(D)	(19)

Income (loss) before income taxes	1,855	1,375		3,230	(5,639)	873		(4,766)
Income tax benefit (expense)	1,204	(1,225	)(C)	(21)	—	—		—

Net income (loss)	$3,059	$150		$3,209	$(5,639)	$873		$(4,766)

Net income (loss) per share:
Basic	$0.15			$0.16	$(5.56)			$(4.70)

Diluted	$0.14			$0.14	$(5.56)			$(4.70)

Weighted average shares used in computing net income (loss) per share:
Basic	20,587			20,587	1,014			1,014

Diluted	22,460			22,460	1,014			1,014

(A)	Stock-based compensation expense total - $944 and Non-cash rent expense total - $431
(B)	Stock-based compensation expense total - $606
(C)	Valuation allowance - $1,225
(D)	Quarterly warrant revaluation - $267

Audience, Inc.

Non-GAAP condensed consolidated statements of operations

Impact of Non-GAAP adjustments on reported GAAP net income

(in thousands, except per share data)

(unaudited)

	Twelve months ended December 31, 2012						Twelve months ended December 31, 2011
	Reported GAAP		Adjustments		Non-GAAP		Reported GAAP		Adjustments		Non-GAAP

Revenue:
Hardware	$107,267		$—		$107,267		$97,668		$—		$97,668
Licensing	36,638		—		36,638		—		—		—

Total revenue	143,905		—		143,905		97,668		—		97,668

Cost of revenue	62,247		(150	)(A)	62,097		45,707		(90	)(B)	45,617

Gross profit	81,658		150		81,808		51,961		90		52,051
Operating expenses:
Research and development	31,520		(1,338	)(A)	30,182		21,578		(416	)(B)	21,162
Selling, general and administrative	35,271		(2,225	)(A)	33,046		21,237		(884	)(B)	20,353

Total operating expenses	66,791		(3,563)		63,228		42,815		(1,300)		41,515

Income from operations	14,867		3,713		18,580		9,146		1,390		10,536
Interest income (expense), net	164		—		164		(8)		—		(8)
Other income (expense), net	(586)		290	(C)	(296)		(843)		823	(D)	(20)

Income before income taxes	14,445		4,003		18,448		8,295		2,213		10,508
Income tax benefit (expense)	772		(1,225	)(E)	(453)		—		—		—

Net income	$15,217		$2,778		$17,995		$8,295		$2,213		$10,508

Net income per share:
Basic	$0.71	(F)			$0.99		$0.16	(G)			$2.50	(I)

Diluted	$0.63	(F)			$0.88		$0.14	(G)			$0.79	(I)

Weighted average shares used in computing net income per share:
Basic	13,377				18,248	(H)	948				948

Diluted	15,687				20,558	(H)	3,384				3,384

(A)	Stock-based compensation expense total - $3,134 and Non-cash rent expense total - $579
(B)	Stock-based compensation expense total - $1,390
(C)	Twelve months ended December 31, 2012 warrant revaluation - $290
(D)	Twelve months ended December 31, 2011 warrant revaluation - $823
(E)	Valuation allowance - $1,225
(F)	GAAP basic and diluted EPS was calculated using the two-class method until our convertible preferred stock converted to common stock upon the closure of our initial public offering. Therefore, our GAAP net income was adjusted by a decrease of $5,728 and $5,338 in arriving to “net income” for the calculation of basic and diluted GAAP EPS, respectively.
(G)	GAAP basic and diluted EPS was calculated using the two-class method. Therefore, our GAAP net income was adjusted by a decrease of $8,141 and $7,826 in arriving to “net income” for the calculation of basic and diluted GAAP EPS, respectively.
(H)	Non-GAAP basic and diluted EPS was computed to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented.
(I)	Non-GAAP basic and diluted EPS was calculated using the two-class method. Therefore, our Non-GAAP net income was adjusted by a decrease of $8,141 and $7,826 in arriving to “net income” for the calculation of basic and diluted Non-GAAP EPS, respectively.

Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted earnings per share

Three months ending March 31, 2013
Estimated GAAP diluted net income per share	$0.08 - $0.12
Estimated stock-based compensation expense per share	$0.04
Estimated non-cash rent expense per share	$0.03

Non-GAAP - diluted net income per share	$0.15 - $0.19